                                                                  EXHIBIT 99.1



October 18, 2000




  REGIONS ANNOUNCES THIRD QUARTER EARNINGS OF $127.9 MILLION OR $.58 PER SHARE

Regions Financial Corporation today announced earnings for the quarter and nine months ended September 30, 2000. Third quarter 2000 net income totaled $127,859,000 or $.58 per diluted share, compared to third quarter 1999 net income of $130,958,000 or $.59 per diluted share. Year-to-date 2000 net income was $399,157,000 or $1.80 per diluted share, compared to net income through the first nine months of last year of $396,327,000 or $1.76 per diluted share. Operating income for the first nine months of 2000, which excludes a net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities during the first quarter of 2000, totaled $381,355,000 or $1.72 per diluted share.

Regions continues to experience loan and deposit growth. In the third quarter of 2000, internal loan growth was 13% annualized, using linked-quarter average balances, excluding the effect of acquisitions. Real estate construction and mortgage loans, along with commercial loans, were the strongest categories of growth. For the nine months ended September 30, 2000, core deposits increased $1.7 billion or 9% annualized. This is the third consecutive quarter of steady growth in average core deposits.

The third quarter of 2000 was also a strong period for growth in several categories of fee income. Trust fees, service charges on deposit accounts and other customer fees, including retail investment service fees, insurance commissions and international banking service fees, registered annualized double-digit increases compared to the prior quarter.

Regions' good results in overhead management continue to reflect ongoing initiatives to enhance efficiency and productivity. In the third quarter of 2000, non-interest expenses increased less than 1% annualized over second quarter 2000 levels, including three acquisitions in the third quarter.

"Regions continues to show solid profitability and growth, even with intense margin pressure from higher interest rates," Regions president and chief executive officer, Carl E. Jones, Jr., stated. "Our ongoing sales initiatives continue to produce excellent loan growth and double-digit increases in fee income. We continue to steadily increase core deposits, at a time when core deposit growth is especially challenging for our industry. I am also very pleased with our favorable results in managing overhead."

"We are especially proud of our asset quality," Mr. Jones added. "Net loan losses through the first nine months of 2000 decreased $6.1 million compared to the same period last year. Regions' modest level of losses combined with limited exposure to syndicated credits and declining non-performing assets, including 90+ day past due loans, is a tribute to our credit culture and sound underwriting standards."

In addition to the strong internal growth in the third quarter, Regions recently strengthened its franchise through the completion of three acquisitions. During the third quarter of 2000, Regions added banks in the Austin, Texas market area, the Alexandria, Louisiana market area and the Ormond Beach/Daytona, Florida market area. Combined, these banks added over $500 million in assets and 16 offices to Regions' eight-state franchise.

Regions Financial Corporation is a $43.6 billion bank holding company providing banking services from more than 750 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions also provides banking-related services in the fields of mortgage banking, insurance, securities brokerage and mutual funds. Regions' common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                              Continued Next Page

October 18, 2000
Page Two


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (In thousands, except per share amounts)

                                             Three Months Ended                     Nine Months Ended
                                                September 30                           September 30
                                           -----------------------                 ------------------------
Earnings                                   2000            1999      Change        2000              1999       Change
--------                                   ----            ----      ------        ----              ----       ------

Operating income*                          $127,859        $130,958     -2%        $381,355          $396,327      -4%
Net income                                 $127,859        $130,958     -2%        $399,157          $396,327       1%
Net income--cash basis(1)                  $134,510        $136,334     -1%        $418,267          $410,141       2%
Per share:
 Operating income*                            $0.58           $0.59     -2%           $1.73             $1.78      -3%
 Operating income--diluted*                   $0.58           $0.59     -2%           $1.72             $1.76      -2%
 Net income                                   $0.58           $0.59     -2%           $1.81             $1.78       2%
 Net income--diluted                          $0.58           $0.59     -2%           $1.80             $1.76       2%
 Net income--cash basis(1)                    $0.61           $0.61      0%           $1.90             $1.84       3%
 Net income--diluted cash basis(1)            $0.61           $0.61      0%           $1.89             $1.82       4%
 Cash dividends declared                      $0.27           $0.25      8%           $0.81             $0.75       8%


                                                                 September 30
                                                       -----------------------------------
Financial Condition                                      2000                    1999                  Change
-------------------                                      ----                    ----                  ------

Total assets                                            $43,627,096             $41,229,164                6%
Loans, net of unearned income                           $31,204,063             $27,511,472               13%
Securities                                              $ 9,153,323             $ 9,499,770               -4%
Total earning assets                                    $40,878,771             $38,397,136                6%
Total deposits                                          $31,985,650             $29,804,048                7%
Stockholders' equity                                    $ 3,359,908             $ 3,019,937               11%
Stockholders' equity per share                          $     15.16             $     13.77               10%

Selected Ratios

Return on average stockholders' equity based on
  operating income*                                          16.04%                  17.16%
Return on average stockholders' equity based on
  net income                                                 16.79%                  17.16%
Return on average total assets based on
  operating income*                                           1.19%                   1.36%
Return on average total assets based on
  net income                                                  1.25%                   1.36%
Stockholders' equity to total assets                          7.70%                   7.32%
Allowance for loan losses as a percentage
  of loans, net of unearned income                            1.20%                   1.20%
Loans, net of unearned income, to
  total deposits                                             97.56%                  92.31%

*Nine months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1) Net income excluding the amortization of excess purchase price.

For additional information, please refer to Regions Form 8-K filed with the Securities and Exchange Commission on October 18, 2000, or visit Regions' Web site at http://www.regionsbank.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.

                              Continued Next Page

October 18, 2000
Page Three


The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

             FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE

SUMMARY

Net income for the third quarter of 2000 totaled $127.9 million or $.58 per diluted share, compared to net income of $125.3 million or $.57 per share in the second quarter of 2000 and net income of $131.0 million or $.59 per share in the third quarter of 1999. Highlights of the current quarter include: (1) a continuation of strong loan growth (linked-quarter annualized internal loan growth was 13%, excluding the effect of acquisitions); (2) good growth in core deposits (4% linked-quarter annualized, excluding the effect of acquisitions);
(3) continued improvement in non-performing assets and past due loans; (4) strong growth in non-interest income (up $9.1 million on a linked-quarter basis over the second quarter of this year and up $13.5 million over the third quarter of last year); (5) excellent expense control (linked-quarter annualized increase in overhead of less than 1%, even with three purchase acquisitions closing in the third quarter); and (6) a challenging net interest income environment (higher interest rates have resulted in a 44 basis point compression in the interest margin over the third quarter of last year).

Annualized return on equity for the third quarter of 2000 was 15.56%, with a return on assets of 1.18%.

During the third quarter of 2000 Regions strengthened its franchise through the completion of three purchase acquisitions. In early August, Regions entered the dynamic Austin, Texas market area through affiliation with Texas Heritage Bank, which has $114 million in assets. In mid-August, Regions completed the previously announced acquisition of Security First National Bank of Alexandria, Louisiana, with $304 million in assets. Then in mid-September, Regions consummated the acquisition of Bank at Ormond-By-The-Sea located on the east coast of Florida in the Ormond Beach/Daytona Beach area, which contributed $108 million in assets.

BALANCE SHEET GROWTH

Loan growth for the third quarter continued strong at 13% annualized, using linked-quarter average balances, excluding the effect of acquisitions. Real estate construction and mortgage loans and commercial loans were the strongest categories of growth. On a year-over-year comparison, adjusting for the effect of $874 million in loan securitizations in the fourth quarter of 1999 and the $278 million credit card loan sale in the first quarter of 2000, loans grew 18% over the last year, with internal growth accounting for 15% of this growth and 3% attributable to acquisitions. Geographically, the strongest areas of growth were the eastern and central regions of the franchise. Even though loan growth continues strong, Regions is experiencing some moderation in growth, relative to earlier quarters, and expects to continue to experience more moderate loan growth in most areas of its franchise during the next quarter.

On a linked-quarter annualized basis, excluding the effect of acquisitions, average earning assets increased 8.8% (somewhat less than loans) because a portion of the maturities from the securities portfolio were used to reduce short-term borrowings.

FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE
PAGE 2

Internal core deposit growth continued during the third quarter at a 4% annualized rate, based on linked-quarter average balances, excluding the effect of deposits added by acquisitions and wholesale deposits sources. Certificates of deposit and time open accounts were the strongest categories of core deposit growth. This is the third consecutive quarter of internal core deposit growth for Regions, indicating that the initiatives put in place to increase core deposits (including targeted special pricing, increased use of incentives, sales campaigns and aggressive advertising) are working.

Regions relied less on wholesale deposits and short-term borrowings during the third quarter of 2000, with these funding sources declining $836 million or 39% annualized over second quarter 2000 levels. An additional $1.5 billion in long-term Federal Home Loan Bank advances were added in the third quarter, which helped to reduce interest rate sensitivity and partially mitigate the unfavorable effects of further interest rate increases.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $2.5 million or 2% annualized on a linked-quarter annualized basis over the second quarter of this year. Non-interest income increased $9.1 million, which offset the $6.6 million decrease in net interest income. Compared to the third quarter of last year, total revenues decreased $4.8 million, due to a $18.3 million decline in taxable equivalent net interest (as a result of the 44 bps. decline in the interest margin), partially offset by a $13.5 million increase in non-interest income.

On a linked-quarter basis, the net interest margin decreased 20 bps. in the third quarter, resulting primarily from higher funding costs related to increases in market interest rates. The rate on interest-earning assets increased 2 bps, compared to 26 bps. increase in the rate on interest-bearing liabilities. Current modeling indicates that Regions' net interest margin is stabilizing near the third quarter level, with only minimal additional decline likely, assuming no further changes in market interest rates. Recent initiatives to reduce interest sensitivity (including lengthening maturities of liabilities, reducing reliance on short-term funding sources, generating core deposit growth, making more floating loans, etc.) have resulted in Regions' balance sheet being less sensitive to changes in market interest rates. However, if market interest rates continue to increase, further compression in Regions' net interest margin is likely. If market interest rates decline, Regions' interest margin should begin to improve.

Total third quarter non-interest income increased $9.1 million or 27% annualized over second quarter levels. The three purchase acquisitions accounted for approximately $688,000 of this increase, primarily in service charges on deposit accounts. Overall, service charges on deposit accounts continued to reflect good growth--up $1.9 million over second quarter 2000 levels. Approximately one third of this increase was attributable to the three purchase acquisitions that closed in the third quarter and the remaining two thirds of the increase resulted from recent pricing and management initiatives in this area. Trust fees increased at an annualized rate of 15% in the third quarter, reflecting increased sales efforts and pricing initiatives. Mortgage servicing

FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE
PAGE 3

and origination fees continue to be unfavorably affected by higher interest rates, which slows new loan originations and refinance activity. Mortgage servicing and origination fees decreased $1.5 million from second quarter levels. Single-family mortgage production was $520 million in third quarter, compared to $762 million in second quarter. Regions' mortgage servicing portfolio totaled $23.1 billion at September 30, 2000, compared to $23.3 billion at June 30, 2000. Other non-interest income increased $8.2 million over second quarter levels. Categories of improvement included retail investment service fees, insurance fees and international banking service fees. In connection with Regions' ongoing business strategy of evaluating its lines of business to better rationalize its franchise, Regions divested a specialty consumer lending subsidiary during the third quarter, resulting in a $4.1 million pre-tax gain, which is included in other non-interest income. Also, during the third quarter Regions continued its ongoing strategy of exiting certain mortgage servicing portfolios that Regions' mortgage company is not equipped to adequately service and that do not fit well into its long-term mortgage servicing operations. This strategy resulted in a $2.0 million pre-tax gain, which is included in third quarter other non-interest income.

Total non-interest expense increased less than 1% annualized over second quarter 2000 levels. Excluding the effect of the three purchase acquisitions during the third quarter, total non-interest expense decreased approximately 1% annualized from second quarter levels, reflecting continued realization of cost savings from earlier acquisitions and ongoing initiatives to enhance efficiency and productivity in back office operations and lines of business. Salaries and employee benefits decreased $1.4 million from the prior quarter, due primarily to lower incentive compensation accruals in the third quarter. Occupancy and furniture and equipment expense increased $3.3 million in the third quarter due to higher utilities, maintenance and depreciation charges. Other non-interest expense decreased $1.4 million or 6% annualized in the third quarter, compared to the second quarter of 2000, resulting from declines in numerous categories of expense, including advertising, insurance, travel and other outside services.

The provision for loan losses in the third quarter of 2000 was increased to $32.7 million or 0.42% annualized of average loans, as a result of a higher level of net loan charge-offs, growth and other changes in the loan portfolio. Net loan charge-offs for the third quarter were $25.8 million (0.33% of average loans annualized), compared to $17.3 million (0.23% of average loans annualized) in the second quarter. On a year-to-date basis, net loan charge-offs declined $6.1 million to 0.27% annualized of average loans, compared to 0.34% annualized of average loans in the first nine months of last year. The higher level of net loan charge-offs in the third quarter occurred in commercial, real estate and consumer loans. The net charge-offs in the commercial and real estate portfolios were not concentrated in any one borrower or industry, but were spread among several mid-to-smaller credits. The higher level of consumer loan charge-offs in the third quarter resulted primarily from conforming Regions' consumer loan charge-off policies to recent changes in bank regulatory guidelines for charging-off delinquent consumer loans. Loans past due 90 days or more declined significantly at September 30, 2000 to $36.5 million from $67.4 million at June 30, 2000. Non-performing assets, excluding loans past due 90 days or more, increased to $237.1 million at September 30, 2000, from $214.4 million at June 30, 2000, due to the addition of several loans to non-accrual status. As a percentage of loans and other real estate, non-performing assets were 0.76% at September 30, 2000, compared to 0.71% at June 30, 2000.

FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE
PAGE 4

The effective tax rate declined in the third quarter, compared to the first two quarters of this year, due to increased realization of certain tax benefits from tax planning strategies.

ACQUISITION ACTIVITY

During the third quarter of 2000 Regions strengthened its franchise through the completion of three purchase acquisitions. In early August, Regions entered the dynamic Austin, Texas market area through affiliation with Texas Heritage Bank, which has $114 million in assets, $80 million in loans and $107 million in deposits. This acquisition gives Regions an entrance into one of the fastest growing markets in the country and enables Texas Heritage Bank to offer a much broader product array to customers. In mid-August, Regions completed the previously announced acquisition of Security First National Bank of Alexandria, Louisiana, with $304 million in assets, $135 million in loans and $209 million in deposits. This transaction offers Regions the opportunity to expand its Louisiana franchise through affiliation with a high-performing community bank. Then in mid-September, Regions consummated the acquisition of Bank at Ormond-By-The-Sea located on the east coast of Florida in the Ormond Beach/Daytona Beach area, which contributed $108 million in assets, $52 million in loans and $98 million in deposits. Bank at Ormond-By-The-Sea is located in a growing Florida market area that has excellent potential for enhancing Regions' franchise. Initially, these acquisitions should be slightly accretive to earnings, and should become more accretive as cost savings and revenue enhancements are realized over the next several quarters. Regions issued 3.7 million shares in connection with these purchase acquisitions, all of which had been previously purchased and held as treasury stock.

Acquisitions completed since September 30, 1999 include the following (in thousands):

                                                                       Total        Total      Accounting   Banking
Date                Company Acquired                 Total Assets      Loans       Deposits      Method     Offices
----                ----------------                 ------------     --------    ----------   ----------   -------

December 1999       Minden Bancshares of              $  319,441      $140,059    $  270,138    Purchase         7
                    Minden, Louisiana

January 2000        LCB Corporation of                $  169,737      $112,403    $  152,035    Purchase         5
                    Fayetteville, Tennessee

May 2000            Five Branches in Fort Smith,      $  186,361      $115,172    $  185,745    Purchase         5
                    Arkansas

August 2000         Heritage Bancorp, Inc. of         $  114,370      $ 79,550    $  106,791    Purchase         6
                    Hutto, Texas

August 2000         First National Bancshares of      $  303,793      $135,293    $  209,001    Purchase         7
                    Louisiana, Inc. headquartered
                    in Alexandria, Louisiana

September 2000      East Coast Bank Corporation of    $  107,779      $ 51,664    $   98,173    Purchase         3
                    Ormond Beach, Florida

                                                      ----------      --------    ----------                    --
                    Totals                            $1,201,481      $634,141    $1,021,883                    33
                                                      ==========      ========    ==========                    ==

FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE
PAGE 5

Regions currently has no pending acquisitions, but as a part of its ongoing business strategy continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the third quarter of 2000, Regions repurchased approximately 1.3 million shares in connection with its share buyback program. Since this 12 million share buyback program was announced in July 1999, Regions has repurchased a total of
3.3 million shares of its common stock (net of reissuances for completed acquisitions).

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures;

FINANCIAL SUPPLEMENT TO THIRD QUARTER EARNINGS RELEASE
PAGE 6

(iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                     9/30/98         12/31/98          3/31/99          6/30/99          9/30/99
                                                  ------------     ------------     ------------     ------------     ------------

ASSETS
Cash and due from banks                           $  1,225,990     $  1,619,006     $  1,243,942     $  1,350,476     $  1,249,061
Interest-bearing deposits in other banks               141,595          143,965           75,492           77,255           48,228
Investment securities                                2,972,053        3,125,114        3,480,541        3,327,552        3,560,934
Securities available for sale                        4,723,955        4,844,023        5,489,283        5,512,854        5,938,836
Trading account assets                                  24,553           49,387           24,447           23,982           19,929
Mortgage loans held for sale                           728,746          927,668        1,046,924        1,266,412        1,227,275
Federal funds sold and securities purchased
    under agreement to resell                          117,148          233,941           49,089           58,192           90,462
Loans                                               23,923,417       24,430,113       25,602,677       26,621,557       27,587,448
Unearned income                                        (71,211)         (64,526)         (62,441)         (68,872)         (75,976)
                                                  ------------     ------------     ------------     ------------     ------------
      Loans, net of unearned income                 23,852,206       24,365,587       25,540,236       26,552,685       27,511,472
Allowance for loan losses                             (325,238)        (315,412)        (330,151)        (326,982)        (330,679)
                                                  ------------     ------------     ------------     ------------     ------------
      Net Loans                                     23,526,968       24,050,175       25,210,085       26,225,703       27,180,793
Premises and equipment                                 514,082          534,425          559,241          571,564          575,139
Interest receivable                                    287,317          292,036          297,737          302,125          293,467
Due from customers on acceptances                       16,814           57,046           73,036           54,339           29,614
Other assets                                           797,043          955,154        1,051,946        1,016,127        1,015,426
                                                  ------------     ------------     ------------     ------------     ------------
                                                  $ 35,076,264     $ 36,831,940     $ 38,601,763     $ 39,786,581     $ 41,229,164
                                                  ============     ============     ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                          $  3,875,059     $  4,577,125     $  4,473,304     $  4,569,264     $  4,624,868
    Interest-bearing                                23,309,836       23,772,941       24,657,747       23,857,947       25,179,180
                                                  ------------     ------------     ------------     ------------     ------------
      Total Deposits                                27,184,895       28,350,066       29,131,051       28,427,211       29,804,048
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase           1,289,513        2,067,278        2,506,805        3,922,436        4,158,091
      Commercial paper                                  56,750           56,750           56,750           56,750           59,250
      Other short-term borrowings                    2,551,480        2,372,700        2,934,584        3,457,604        3,436,292
                                                  ------------     ------------     ------------     ------------     ------------
         Total Short-term Borrowings                 3,897,743        4,496,728        5,498,139        7,436,790        7,653,633
    Long-term borrowings                               424,176          571,040          497,430          388,377          371,148
                                                  ------------     ------------     ------------     ------------     ------------
      Total Borrowed Funds                           4,321,919        5,067,768        5,995,569        7,825,167        8,024,781
Bank acceptances outstanding                            16,814           57,046           73,036           54,339           29,614
Other liabilities                                      594,983          356,659          283,586          348,423          350,784
                                                  ------------     ------------     ------------     ------------     ------------
      Total Liabilities                             32,118,611       33,831,539       35,483,242       36,655,140       38,209,227

Stockholders' equity:
    Common stock                                       138,195          138,316          139,944          140,012          140,107
    Surplus                                          1,142,592        1,147,357        1,167,184        1,167,994        1,169,324
    Undivided profits                                1,649,105        1,729,334        1,813,790        1,893,778        1,969,670
    Treasury Stock                                           0          (32,603)             (34)             (34)        (172,056)
    Unearned restricted stock                           (7,224)          (6,955)          (6,294)          (5,765)          (5,236)
    Accumulated other comprehensive income              34,985           24,952            3,931          (64,544)         (81,872)
                                                  ------------     ------------     ------------     ------------     ------------
         Total Stockholders' Equity                  2,957,653        3,000,401        3,118,521        3,131,441        3,019,937
                                                  ------------     ------------     ------------     ------------     ------------

                                                  $ 35,076,264     $ 36,831,940     $ 38,601,763     $ 39,786,581     $ 41,229,164
                                                  ============     ============     ============     ============     ============

                                                       12/31/99          3/31/00          6/30/00          9/30/00
                                                     ------------     ------------     ------------     ------------

ASSETS
Cash and due from banks                              $  1,393,418     $  1,038,303     $  1,140,766     $  1,076,869
Interest-bearing deposits in other banks                    9,653           51,875            2,202            2,449
Investment securities                                   4,054,279        3,602,979        3,626,457        3,607,520
Securities available for sale                           6,858,765        5,528,877        5,619,226        5,545,803
Trading account assets                                     14,543           24,155           18,652           21,317
Mortgage loans held for sale                              567,131          351,978          356,801          251,063
Federal funds sold and securities purchased
    under agreement to resell                              66,078           61,863           72,108          246,556
Loans                                                  28,221,240       29,164,121       30,479,546       31,299,305
Unearned income                                           (76,565)         (82,834)         (88,556)         (95,242)
                                                     ------------     ------------     ------------     ------------
      Loans, net of unearned income                    28,144,675       29,081,287       30,390,990       31,204,063
Allowance for loan losses                                (338,375)        (352,998)        (363,475)        (373,699)
                                                     ------------     ------------     ------------     ------------
      Net Loans                                        27,806,300       28,728,289       30,027,515       30,830,364
Premises and equipment                                    580,707          585,934          588,697          596,900
Interest receivable                                       306,707          300,445          326,815          333,294
Due from customers on acceptances                          72,098           85,624           53,969           24,274
Other assets                                              984,716        1,058,081        1,068,306        1,090,687
                                                     ------------     ------------     ------------     ------------
                                                     $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096
                                                     ============     ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                             $  4,419,693     $  4,853,155     $  4,573,881     $  4,561,388
    Interest-bearing                                   25,569,401       27,101,228       27,935,020       27,424,262
                                                     ------------     ------------     ------------     ------------
      Total Deposits                                   29,989,094       31,954,383       32,508,901       31,985,650
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase              5,614,613        3,136,794        2,630,399        1,862,753
      Commercial paper                                     56,750           26,750           36,750           38,750
      Other short-term borrowings                       1,953,622          725,045        1,816,220        1,620,673
                                                     ------------     ------------     ------------     ------------
         Total Short-term Borrowings                    7,624,985        3,888,589        4,483,369        3,522,176
    Long-term borrowings                                1,750,861        2,032,411        2,370,148        4,392,399
                                                     ------------     ------------     ------------     ------------
      Total Borrowed Funds                              9,375,846        5,921,000        6,853,517        7,914,575
Bank acceptances outstanding                               72,098           85,624           53,969           24,274
Other liabilities                                         212,245          316,662          297,692          342,689
                                                     ------------     ------------     ------------     ------------
      Total Liabilities                                39,649,283       38,277,669       39,714,079       40,267,188

Stockholders' equity:
    Common stock                                          137,897          138,857          139,028          139,050
    Surplus                                             1,022,825        1,051,634        1,056,452        1,058,291
    Undivided profits                                   2,044,209        2,130,595        2,196,513        2,264,476
    Treasury Stock                                              0          (38,696)         (73,941)         (18,988)
    Unearned restricted stock                              (4,719)          (4,216)          (8,088)          (7,673)
    Accumulated other comprehensive income               (135,100)        (137,440)        (122,529)         (75,248)
                                                     ------------     ------------     ------------     ------------
         Total Stockholders' Equity                     3,065,112        3,140,734        3,187,435        3,359,908
                                                     ------------     ------------     ------------     ------------

                                                     $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096
                                                     ============     ============     ============     ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                         9/30/98       12/31/98        3/31/99        6/30/99        9/30/99
                                                       ----------     ----------     ----------     ----------     ----------

Interest Income:
    Interest and fees on loans                         $  521,428     $  526,305     $  512,478     $  540,192     $  562,484
    Interest on securities:
      Taxable interest income                             105,163        111,687        121,762        128,773        135,346
      Tax-exempt interest income                            9,318          9,011          9,798          9,761          9,756
                                                       ----------     ----------     ----------     ----------     ----------
      Total Interest on Securities                        114,481        120,698        131,560        138,534        145,102
    Interest on mortgage loans held for sale               13,880         12,865         20,636         17,548         22,506
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                             5,563          3,965            938            937          1,046
    Interest on time deposits in other banks                1,782            927            514            573            372
    Interest on trading account assets                        172            520            315            352            476
                                                       ----------     ----------     ----------     ----------     ----------
      Total Interest Income                               657,306        665,280        666,441        698,136        731,986

Interest Expense:
    Interest on deposits                                  269,086        265,876        257,455        255,257        258,847
    Interest on short-term borrowings                      53,614         50,088         57,599         72,928        105,719
    Interest on long-term borrowings                        8,818          8,757          8,790          7,685          6,972
                                                       ----------     ----------     ----------     ----------     ----------
      Total Interest Expense                              331,518        324,721        323,844        335,870        371,538
                                                       ----------     ----------     ----------     ----------     ----------
      Net Interest Income                                 325,788        340,559        342,597        362,266        360,448

Provision for loan losses                                  12,547         19,023         20,738         23,944         30,707
                                                       ----------     ----------     ----------     ----------     ----------
      Net Interest Income After Provision
         for Loan Losses                                  313,241        321,536        321,859        338,322        329,741

Non-Interest Income:
    Trust department income                                14,231         15,556         12,751         12,610         14,530
    Service charges on deposit accounts                    40,816         48,463         44,812         46,845         50,453
    Mortgage servicing and origination fees                27,524         27,635         33,084         26,453         22,675
    Securities gains (losses)                                  85          3,875             16             22              3
    Other                                                  31,606         35,206         52,452         35,861         45,611
                                                       ----------     ----------     ----------     ----------     ----------
      Total Non-Interest Income                           114,262        130,735        143,115        121,791        133,272

Non-Interest Expense:
    Salaries and employee benefits                        125,371        137,350        136,649        138,723        140,577
    Net occupancy expense                                  15,253         16,223         14,656         14,334         16,422
    Furniture and equipment expense                        18,296         19,416         16,530         16,322         18,370
    Other                                                  75,772         84,070         94,740         90,845         89,851
                                                       ----------     ----------     ----------     ----------     ----------
      Total Operating Expense                             234,692        257,059        262,575        260,224        265,220
    Merger and restructuring costs                        114,728          6,710              0              0              0
                                                       ----------     ----------     ----------     ----------     ----------
      Total Non-Interest Expense                          349,420        263,769        262,575        260,224        265,220
                                                       ----------     ----------     ----------     ----------     ----------
      Income Before Income Taxes                           78,083        188,502        202,399        199,889        197,793
Applicable income taxes                                    26,799         61,495         73,019         63,900         66,835
                                                       ----------     ----------     ----------     ----------     ----------
      Net Income                                       $   51,284     $  127,007     $  129,380     $  135,989     $  130,958
                                                       ==========     ==========     ==========     ==========     ==========
      Operating Income                                 $  127,809(a)  $  131,194(b)  $  129,380     $  135,989     $  130,958
                                                       ==========     ==========     ==========     ==========     ==========

                                                           12/31/99        3/31/00        6/30/00        9/30/00
                                                          ----------     ----------     ----------     ----------

Interest Income:
    Interest and fees on loans                            $  586,632     $  602,957     $  633,868     $  667,305
    Interest on securities:
      Taxable interest income                                139,054        155,067        137,104        136,452
      Tax-exempt interest income                              10,169         10,161         10,325         10,680
                                                          ----------     ----------     ----------     ----------
      Total Interest on Securities                           149,223        165,228        147,429        147,132
    Interest on mortgage loans held for sale                  20,312         10,313          9,329          8,176
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                                1,335          1,129          1,370          1,672
    Interest on time deposits in other banks                     282            193            184            221
    Interest on trading account assets                           339            409            407            188
                                                          ----------     ----------     ----------     ----------
      Total Interest Income                                  758,123        780,229        792,587        824,694

Interest Expense:
    Interest on deposits                                     285,240        319,177        342,894        358,033
    Interest on short-term borrowings                         93,272         77,956         64,422         65,623
    Interest on long-term borrowings                          19,067         28,980         36,580         58,919
                                                          ----------     ----------     ----------     ----------
      Total Interest Expense                                 397,579        426,113        443,896        482,575
                                                          ----------     ----------     ----------     ----------
      Net Interest Income                                    360,544        354,116        348,691        342,119

Provision for loan losses                                     38,269         29,177         27,804         32,746
                                                          ----------     ----------     ----------     ----------
      Net Interest Income After Provision
         for Loan Losses                                     322,275        324,939        320,887        309,373

Non-Interest Income:
    Trust department income                                   13,543         14,051         14,059         14,597
    Service charges on deposit accounts                       52,874         53,408         57,542         59,465
    Mortgage servicing and origination fees                   20,906         21,956         21,539         20,016
    Securities gains (losses)                                    119        (40,018)            67             28
    Other                                                     51,521        117,395         44,443         52,641
                                                          ----------     ----------     ----------     ----------
      Total Non-Interest Income                              138,963        166,792        137,650        146,747

Non-Interest Expense:
    Salaries and employee benefits                           135,620        147,253        146,244        144,868
    Net occupancy expense                                     16,223         15,858         16,811         18,583
    Furniture and equipment expense                           20,791         16,997         17,320         18,880
    Other                                                    103,659         91,027         92,412         91,008
                                                          ----------     ----------     ----------     ----------
      Total Operating Expense                                276,293        271,135        272,787        273,339
    Merger and restructuring costs                                 0              0              0              0
                                                          ----------     ----------     ----------     ----------
      Total Non-Interest Expense                             276,293        271,135        272,787        273,339
                                                          ----------     ----------     ----------     ----------
      Income Before Income Taxes                             184,945        220,596        185,750        182,781
Applicable income taxes                                       55,886         74,591         60,457         54,922
                                                          ----------     ----------     ----------     ----------
      Net Income                                          $  129,059     $  146,005     $  125,293     $  127,859
                                                          ==========     ==========     ==========     ==========
      Operating Income                                    $  129,059     $  128,203(c)  $  125,293     $  127,859
                                                          ==========     ==========     ==========     ==========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                     9/30/98         12/31/98          3/31/99          6/30/99          9/30/99
                                                  ------------     ------------     ------------     ------------     ------------

Average shares outstanding--during quarter             220,809          219,798          222,408          223,995          221,696
Average shares outstanding--during
    quarter, diluted                                   223,711          223,325          225,467          226,887          223,715
Actual shares outstanding--end of quarter              221,111          220,454          223,910          224,018          219,289
Operating income per share                        $       0.58     $       0.60     $       0.58     $       0.61     $       0.59
Operating income per share, diluted               $       0.57     $       0.59     $       0.57     $       0.60     $       0.59
Net income per share                              $       0.23     $       0.58     $       0.58     $       0.61     $       0.59
Net income per share, diluted                     $       0.23     $       0.57     $       0.57     $       0.60     $       0.59
Dividends per share                               $       0.23     $       0.23     $       0.25     $       0.25     $       0.25

Taxable equivalent net interest income            $    331,523     $    344,902     $    348,084     $    367,831     $    366,236

                                                        12/31/99          3/31/00          6/30/00          9/30/00
                                                      ------------     ------------     ------------     ------------

Average shares outstanding--during quarter                 218,414          221,299          220,264          220,424
Average shares outstanding--during
    quarter, diluted                                       219,862          222,549          221,426          221,615
Actual shares outstanding--end of quarter                  220,636          220,422          219,095          221,612
Operating income per share                            $       0.59     $       0.58     $       0.57     $       0.58
Operating income per share, diluted                   $       0.59     $       0.58     $       0.57     $       0.58
Net income per share                                  $       0.59     $       0.66     $       0.57     $       0.58
Net income per share, diluted                         $       0.59     $       0.66     $       0.57     $       0.58
Dividends per share                                   $       0.25     $       0.27     $       0.27     $       0.27

Taxable equivalent net interest income                $    366,479     $    359,914     $    354,571     $    347,956

(a) Operating income excludes non-recurring consolidation charges ($80.1 million pre-tax or $54.9 million after tax) and non-recurring consolidation charges ($34.6 million pretax or $21.6 million after tax).
(b) Operating income excludes non-recurring merger charges of $6.7 million pre-tax or $4.2 million after tax.
(c) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                             Nine Months Ended
                                                               September 30
                                                       -----------------------------
                                                           2000             1999
                                                       ------------     ------------

Interest Income:
    Interest and fees on loans                         $  1,904,130     $  1,615,154
    Interest on securities:
      Taxable interest income                               428,623          385,881
      Tax-exempt interest income                             31,166           29,315
                                                       ------------     ------------
      Total Interest on Securities                          459,789          415,196
    Interest on mortgage loans held for sale                 27,818           60,690
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                               4,171            2,921
    Interest on time deposits in other banks                    598            1,459
    Interest on trading account assets                        1,004            1,143
                                                       ------------     ------------
      Total Interest Income                               2,397,510        2,096,563

Interest Expense:
    Interest on deposits                                  1,020,104          771,559
    Interest on short-term borrowings                       208,001          236,246
    Interest on long-term borrowings                        124,479           23,447
                                                       ------------     ------------
      Total Interest Expense                              1,352,584        1,031,252
                                                       ------------     ------------
      Net Interest Income                                 1,044,926        1,065,311

Provision for loan losses                                    89,727           75,389
                                                       ------------     ------------
      Net Interest Income After Provision
         for Loan Losses                                    955,199          989,922

Non-Interest Income:
    Trust department income                                  42,707           39,891
    Service charges on deposit accounts                     170,415          142,110
    Mortgage servicing and origination fees                  63,511           82,212
    Securities gains (losses)                               (39,923)              41
    Other                                                   214,479          133,924
                                                       ------------     ------------
      Total Non-Interest Income                             451,189          398,178

Non-Interest Expense:
    Salaries and employee benefits                          438,365          415,949
    Net occupancy expense                                    51,252           45,412
    Furniture and equipment expense                          53,197           51,222
    Other                                                   274,447          275,436
                                                       ------------     ------------
      Total Non-Interest Expense                            817,261          788,019
                                                       ------------     ------------
      Income Before Income Taxes                            589,127          600,081
Applicable income taxes                                     189,970          203,754
                                                       ------------     ------------
      Net Income                                       $    399,157     $    396,327
                                                       ============     ============
      Operating Income                                 $    381,355     $    396,327
                                                       ============     ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                           Nine Months Ended
                                                              September 30
                                                       -------------------------
                                                          2000           1999
                                                       ----------     ----------

Average shares outstanding--year-to-date                  220,661        222,697
Average shares outstanding--year-to-date, diluted         221,862        225,350
Actual shares outstanding--end of quarter                 221,612        219,289
Operating income per share                             $     1.73     $     1.78
Operating income per share, diluted                    $     1.72     $     1.76
Net income per share                                   $     1.81     $     1.78
Net income per share, diluted                          $     1.80     $     1.76
Dividends per share                                    $     0.81     $     0.75

Taxable equivalent net interest income                  1,062,441      1,082,151

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                      Quarter Ended           Quarter Ended           Quarter Ended           Quarter Ended
                                         3/31/99                 6/30/99                 9/30/99                12/31/99
                                      ---------------------   ---------------------   ---------------------   ---------------------
                                         Average     Yield/      Average     Yield/      Average     Yield/      Average     Yield/
                                         Balance      Rate       Balance      Rate       Balance      Rate       Balance      Rate
                                      ------------   ------   ------------   ------   ------------   ------   ------------   ------

ASSETS
Earning assets:
   Taxable securities                 $  7,708,474    6.39%   $  8,141,637    6.33%   $  8,451,738    6.34%   $  8,663,789    6.36%
   Non-taxable securities                  742,753    8.06%        741,393    7.83%        739,665    7.87%        756,355    7.88%
   Federal funds sold                      103,522    3.67%         95,142    3.95%         79,125    5.24%        101,902    5.20%
   Loans, net of unearned income        24,667,458    8.44%     26,101,980    8.32%     27,020,688    8.27%     28,079,812    8.31%
   Int. bear. deposits in oth. bnks         55,360    3.77%         50,919    4.51%         43,293    3.41%         25,640    4.36%
   Mortgages held for sale               1,192,527    7.02%        989,377    7.11%      1,260,046    7.09%      1,078,896    7.47%
   Trading account assets                   22,854    6.14%         21,975    7.49%         22,370    9.47%         19,839    7.50%
                                      ------------            ------------            ------------            ------------
    Total earning assets                34,492,948    7.90%     36,142,423    7.81%     37,616,925    7.78%     38,726,233    7.83%
Allowance for loan losses                 (327,717)               (329,447)               (323,925)               (331,666)
Cash and due from banks                  1,247,831               1,272,902               1,211,370               1,217,784
Other non-earning assets                 1,905,838               1,918,007               2,004,159               1,931,737
                                      ------------            ------------            ------------            ------------
                                      $ 37,318,900            $ 39,003,885            $ 40,508,529            $ 41,544,088
                                      ============            ============            ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                   $  1,507,187    1.71%   $  1,523,845    1.62%   $  1,470,113    1.57%   $  1,410,750    1.53%
   Interest bearing transaction
    accounts                               533,181    4.24%        516,085    3.93%        434,837    4.00%        350,535    4.89%
   Money market accounts                 8,880,431    3.10%      9,231,649    3.16%      9,079,236    3.34%      9,187,763    3.47%
   Certificates of deposit of
    $100,000 or more                     4,014,884    5.35%      4,065,120    5.30%      4,198,193    5.32%      4,591,010    5.47%
   Other interest-bearing accounts       9,231,979    5.48%      8,832,472    5.34%      8,909,144    5.17%      9,882,913    5.30%
   Federal funds purchased               2,177,374    4.92%      2,899,138    4.87%      4,490,354    5.24%      4,527,000    5.52%
   Commercial paper                         56,750    5.95%         56,750    6.01%         57,343    6.52%         58,061    5.86%
   Other short-term borrowings           2,506,897    4.91%      3,392,371    4.35%      3,434,210    5.25%      2,315,210    5.04%
   Long-term borrowings                    522,407    6.96%        471,331    6.39%        385,291    7.18%      1,302,209    5.81%
                                      ------------            ------------            ------------            ------------
    Total int-bearing liabilities       29,431,090    4.46%     30,988,761    4.34%     32,458,721    4.54%     33,625,451    4.69%
Non-interest bearing deposits            4,388,902               4,510,618               4,596,807               4,582,329
Other liabilities                          449,178                 367,156                 375,602                 332,596
Stockholders' equity                     3,049,730               3,137,350               3,077,399               3,003,712
                                      ------------            ------------            ------------            ------------

                                      $ 37,318,900            $ 39,003,885            $ 40,508,529            $ 41,544,088
                                      ============            ============            ============            ============

Net yield on interest earning assets                  4.09%                   4.08%                   3.86%                   3.75%

                                        Quarter Ended            Quarter Ended            Quarter Ended
                                           3/31/00                  6/30/00                  9/30/00
                                        ----------------------   ----------------------   ----------------------
                                           Average      Yield/      Average      Yield/      Average      Yield/
                                           Balance       Rate       Balance       Rate       Balance       Rate
                                        ------------    ------   ------------    ------   ------------    ------

ASSETS
Earning assets:
   Taxable securities                   $  9,551,271     6.52%   $  8,408,489     6.55%   $  8,405,165     6.45%
   Non-taxable securities                    782,857     7.76%        792,115     7.71%        820,542     7.59%
   Federal funds sold                         79,591     5.71%         87,145     6.32%        102,581     6.48%
   Loans, net of unearned income          28,669,394     8.47%     29,714,554     8.60%     30,799,374     8.63%
   Int. bear. deposits in oth. bnks           12,376     6.27%         10,818     6.84%         12,845     6.84%
   Mortgages held for sale                   508,777     8.15%        411,105     9.13%        330,682     9.84%
   Trading account assets                     31,354     5.65%         21,434     8.06%         11,961     7.11%
                                        ------------     ----    ------------     ----    ------------     ----
    Total earning assets                  39,635,620     7.98%     39,445,660     8.14%     40,483,150     8.16%
Allowance for loan losses                   (345,530)                (357,364)                (363,586)
Cash and due from banks                    1,239,194                1,084,622                1,046,548
Other non-earning assets                   2,059,622                2,053,414                2,055,988
                                        ------------             ------------             ------------
                                        $ 42,588,906             $ 42,226,332             $ 43,222,100
                                        ============             ============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                     $  1,389,361     1.53%   $  1,362,045     1.51%   $  1,305,032     1.50%
   Interest bearing transaction
    accounts                                 415,351     4.22%        416,655     4.07%        393,976     4.48%
   Money market accounts                  10,052,953     3.84%     10,341,395     4.20%     10,014,333     4.33%
   Certificates of deposit of
    $100,000 or more                       4,907,081     5.74%      4,654,185     6.00%      4,212,396     6.22%
   Other interest-bearing accounts        10,610,269     5.44%     10,961,131     5.73%     11,522,007     6.00%
   Federal funds purchased                 4,355,968     5.83%      2,935,116     6.25%      2,231,550     6.64%
   Commercial paper                           56,140     6.31%         35,432     6.29%         36,815     6.30%
   Other short-term borrowings               944,198     5.89%      1,161,176     6.33%      1,728,085     6.40%
   Long-term borrowings                    1,925,296     6.05%      2,344,772     6.27%      3,583,967     6.54%
                                        ------------     ----    ------------     ----    ------------     ----
    Total int-bearing liabilities         34,656,617     4.95%     34,211,907     5.22%     35,028,161     5.48%
Non-interest bearing deposits              4,532,369                4,544,703                4,579,901
Other liabilities                            293,243                  322,007                  344,654
Stockholders' equity                       3,106,677                3,147,715                3,269,384
                                        ------------             ------------             ------------

                                        $ 42,588,906             $ 42,226,332             $ 43,222,100
                                        ============             ============             ============

Net yield on interest earning assets                     3.65%                    3.62%                    3.42%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                              3/31/99      6/30/99      9/30/99     12/31/99      3/31/00      6/30/00      9/30/00
                                             --------     --------     --------     --------     --------     --------     --------

Balance at beginning of period               $315,412     $330,151     $326,982     $330,679     $338,375     $352,998     $363,475

Net loans charged off (recovered):
  Commercial                                    1,833        8,833        2,805        9,184        2,345        3,308        7,480
  Real estate                                     366          805        8,379        5,122          559        3,483        4,881
  Installment                                   9,334       17,475       15,826       19,226       13,509       10,536       13,444
                                             --------     --------     --------     --------     --------     --------     --------
      Total                                    11,533       27,113       27,010       33,532       16,413       17,327       25,805
Allowance of acquired banks                     5,534            0            0        2,959        1,859            0        3,283
Provision charged to expense                   20,738       23,944       30,707       38,269       29,177       27,804       32,746
                                             --------     --------     --------     --------     --------     --------     --------

Balance at end of period                     $330,151     $326,982     $330,679     $338,375     $352,998     $363,475     $373,699
                                             ========     ========     ========     ========     ========     ========     ========

Non-performing Assets:
Loans on a non-accruing basis                $152,630     $159,103     $161,837     $169,904     $189,260     $184,934     $200,419
Renegotiated loans                              5,084        5,849       10,219        8,390       12,969       12,616       13,403
Foreclosed property ("Other
   real estate")                               15,069       13,942       13,371       12,662       13,474       16,837       23,270
                                             --------     --------     --------     --------     --------     --------     --------
   Total NPA excluding past due
    loans                                    $172,783     $178,894     $185,427     $190,956     $215,703     $214,387     $237,092
                                             --------     --------     --------     --------     --------     --------     --------
Loans past due 90 days or more               $121,393     $ 99,575     $ 77,918     $ 71,952     $ 64,117     $ 67,388     $ 36,543
                                             --------     --------     --------     --------     --------     --------     --------
   Total NPA including past due
    loans                                    $294,176     $278,469     $263,345     $262,908     $279,820     $281,775     $273,635
                                             ========     ========     ========     ========     ========     ========     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                          Nine Months Ended
                                                                             September 30
                                             ----------------------------------------------------------------------------------
                                                            2000                                          1999
                                             ------------------------------------          -------------------------------------
                                               Average                     Yield/            Average                     Yield/
                                               Balance                     Rate              Balance                      Rate
                                             ------------                  ------          ------------                  ------

ASSETS
Earning assets:
   Taxable securities                        $  8,786,910                   6.51%          $  8,103,339                   6.35%
   Non-taxable securities                         798,585                   7.68%               741,259                   7.92%
   Federal funds sold                              89,819                   6.20%                92,507                   4.22%
   Loans, net of unearned income               29,731,685                   8.57%            25,938,662                   8.34%
   Int. bear. deposits in oth. bnks                12,016                   6.65%                49,813                   3.92%
   Mortgages held for sale                        416,540                   8.92%             1,147,564                   7.07%
   Trading account assets                          21,548                   6.72%                22,398                   7.70%
                                             ------------                                  ------------

    Total earning assets                       39,857,103                   8.09%            36,095,542                   7.83%

Allowance for loan losses                        (355,523)                                     (327,016)
Cash and due from banks                         1,123,174                                     1,243,901
Other non-earning assets                        2,056,340                                     1,943,028
                                             ------------                                  ------------

                                             $ 42,681,094                                  $ 38,955,455
                                             ============                                  ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                          $  1,351,974                   1.51%          $  1,500,246                   1.63%
   Interest bearing transaction
    accounts                                      408,607                   4.25%               494,341                   4.06%
   Money market accounts                       10,135,782                   4.13%             9,064,500                   3.20%
   Certificates of deposit of
    $100,000 or more                            4,589,838                   5.97%             4,093,404                   5.32%
   Other int-bearing accounts                  11,032,927                   5.73%             8,990,016                   5.33%
   Federal funds purchased                      3,170,771                   6.15%             3,197,428                   5.06%
   Commercial paper                                42,774                   6.30%                56,950                   6.17%
   Other short-term borrowings                  1,279,463                   6.25%             3,114,556                   4.83%
   Long-term borrowings                         2,621,537                   6.34%               459,174                   6.83%
                                             ------------                                  ------------
    Total int-bearing liabilities              34,633,673                   5.22%            30,970,615                   4.45%
Non-interest bearing deposits                   4,552,425                                     4,499,537
Other liabilities                                 320,058                                       397,042
Stockholders' equity                            3,174,938                                     3,088,261
                                             ------------                                  ------------

                                             $ 42,681,094                                  $ 38,955,455
                                             ============                                  ============

Net yield on int. earning assets                                            3.56%                                         4.01%

                                                                    Nine Months Ended
                                                                      September 30
                                             ----------------------------------------------------------
Allowance For Loan Losses:                       2000                                          1999
                                             ------------                                  ------------
Balance at beginning of year                 $    338,375                                  $    315,412
Net loans charged off:
  Commercial                                       13,133                                        13,471
  Real estate                                       8,923                                         9,550
  Installment                                      37,489                                        42,635
                                             ------------                                  ------------
      Total                                        59,545                                        65,656
Allowance of acquired banks                         5,142                                         5,534
Provision charged to expense                       89,727                                        75,389
                                             ------------                                  ------------

Balance at end of period                     $    373,699                                  $    330,679
                                             ============                                  ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                                12/31/98            3/31/99            6/30/99           9/30/99
                                                                --------            -------            -------           -------
Return on average assets*                                         1.47%              1.41%              1.40%              1.28%

Return on average equity*                                        17.56%             17.21%             17.39%             16.88%

Stockholders' equity per share                                  $13.61             $13.93             $13.98             $13.77

Stockholders' equity to total assets                              8.15%              8.08%              7.87%              7.32%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                       1.29%              1.29%              1.23%              1.20%

Loans, net of unearned income, to total deposits                 85.95%             87.67%             93.41%             92.31%

Net charge-offs as a percentage of average loans**                0.48%              0.19%              0.42%              0.40%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                            0.60%              0.68%              0.67%              0.67%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                            1.15%              1.15%              1.05%              0.96%


                                                                12/31/99            3/31/00            6/30/00           9/30/00
                                                                --------            -------            -------           -------
Return on average assets*                                         1.23%              1.21%              1.19%              1.18%

Return on average equity*                                        17.05%             16.60%             16.01%             15.56%

Stockholders' equity per share                                  $13.89             $14.25             $14.55             $15.16

Stockholders' equity to total assets                              7.18%              7.58%              7.43%              7.70%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                       1.20%              1.21%              1.20%              1.20%

Loans, net of unearned income, to total deposits                 93.85%             91.01%             93.49%             97.56%

Net charge-offs as a percentage of average loans**                0.47%              0.23%              0.23%              0.33%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                            0.68%              0.74%              0.71%              0.76%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                            0.93%              0.96%              0.93%              0.88%


*Annualized based on operating income.
**Annualized